SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
AngloGold Ashanti Limited
(Exact Name of Registrant as Specified in its Charter)
The Republic of South Africa
(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable
(I.R.S. Employer Identification No.)
76 Jeppe Street
Newtown, Johannesburg, 2001
(PO Box 62117, Marshalltown, 2107)
South Africa
Tel: +27 (11) 637-6000
(Address of Principal Executive Offices)
Not Applicable
(Zip Code)
AngloGold Ashanti Holdings Finance plc
(Exact Name of Registrant as Specified in its Charter)
The Isle of Man
(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable
(I.R.S. Employer Identification No.)
1st Floor, Atlantic House
4-8 Circular Road
Douglas, Isle of Man, IM1 1AG
Tel: +44 (1624) 697 280
(Address of Principal Executive Offices)
Not Applicable
(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-161634 and 333-161634-01
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

6.00% Mandatory Convertible Subordinated Bonds due 2013	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1: Description of Registrants’ Securities to be Registered
     For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 6 through 22 of the Prospectus dated April 20, 2010 included in Post-Effective Amendment No. 1 to Registration Statement on Form F-3 of AngloGold Ashanti Holdings Finance plc (the “Issuer”), AngloGold Ashanti Limited (the “Guarantor”), and AngloGold Ashanti Holdings plc and filed on April 20, 2010 (Registration Nos. 333-161634-01, 333-161634 and 333-161634-02), as supplemented by the information under the headings “Risk Factors—Risks related to the bonds, our ordinary shares and our ADSs” and “Description of Bonds” on pages S-39 through S-44 and S-53 through S-77, respectively, of the related Prospectus Supplement, dated September 15, 2010, which information is incorporated by reference and made part of this registration statement in its entirety.
Item 2: Exhibits
     99(A). Prospectus dated April 20, 2010 incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form F-3 of the Issuer, the Guarantor and AngloGold Ashanti Holdings plc filed on April 20, 2010 (Registration Nos. 333-161634-01, 333-161634 and 333-161634-02).
     99(B). Prospectus Supplement dated September 15, 2010 incorporated by reference to the filing by the Issuer and the Guarantor under Rule 424(b)(5) on September 15, 2010.
     99(C). Form of Global Note (included in the First Supplemental Indenture, filed herewith as Exhibit 99(E)).
     99(D). Form of indenture for guaranteed debt securities among the Issuer, the Guarantor and The Bank of New York Mellon (the “Trustee”).
     99(E). Form of First Supplemental Indenture among the Issuer, the Guarantor and the Trustee.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AngloGold Ashanti Holdings Finance plc (Registrant)
By:	/s/ Emma Callister
	Name:	Emma Callister
	Title:	Director

AngloGold Ashanti Limited (Registrant)
By:	/s/ Linda Eatwell
	Name:	Linda Eatwell
	Title:	Company Secretary

Date: September 22, 2010

EXHIBIT INDEX

Exhibit No.	Description
99(A).	Prospectus dated April 20, 2010 incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form F-3 of the Issuer, the Guarantor and AngloGold Ashanti Holdings plc filed on April 20, 2010 (Registration Nos. 333-161634-01, 333-161634 and 333-161634-02).

99(B).	Prospectus Supplement dated September 15, 2010 incorporated by reference to the filing by the Company and the Guarantor under Rule 424(b)(5) on September 15, 2010.

99(C).	Form of Global Note (included in the First Supplemental Indenture, filed herewith as Exhibit 99(E)).

99(D).	Form of indenture for guaranteed debt securities among the Issuer, the Guarantor and The Bank of New York Mellon (the “Trustee”).

99(E).	Form of First Supplemental Indenture among the Issuer, the Guarantor and the Trustee.